Exhibit 10.13

STOCK PURCHASE AGREEMENT

THE STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into on this 12th day of August 2010, by and between Brittany Prager (“Seller”) and Landsowne Row Limited (“Purchaser”).

RECITALS

A.  The Seller is the owner of Two Million (2,000,000) shares of common stock of BLS Media, Inc., a Nevada corporation (“Company”).

B.  The Purchaser desires to purchase 83,334 shares of common stock (“Shares”) from the Seller, on the terms and subject to the conditions specified in this Agreement.

C.  The Seller desires to sell, assign, transfer, convey, surrender, deliver, and set over the Shares to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

      1.  Purchase of Shares.  On the terms and subject to all of the conditions specified by the provisions of this Agreement and upon the performance by each of the parties of their respective obligations created by the provisions of this Agreement, the Seller hereby forever and irrevocably sells, assigns, transfers, surrenders, conveys, delivers and sets over to the Purchaser, and Purchaser hereby purchase the Shares from the Seller.

2.  Consideration.  As the consideration for the Seller's surrender and sale, and the Purchaser’s purchase, of the Shares, the Purchaser shall pay and deliver Five Hundred Dollars ($500) to Seller. The receipt and sufficiency of such consideration is hereby specifically acknowledged by the Seller.

            3.  Seller's Representations, Warranties and Covenants.  The Seller represents and warrants to the Purchaser and covenants with the Purchaser the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of the Purchaser pursuant hereto:

3.1  Validity of Agreement.  This Agreement is valid and obligates the Seller.  The Seller has full and complete power and authority to sell the Shares, as contemplated by the provisions of this Agreement.

3.2  Share Ownership.  The Seller is the owner, free and clear of any encumbrances, of the Shares. The Seller has full and complete right and authority to transfer, sell, surrender, assign and convey the Shares to the Purchaser.

3.3  Brokerage and Finder's Fees.  The Seller has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transaction contemplated by the provisions of this Agreement.

3.4  Voluntary Nature of Transaction. The sale by the Seller to the Purchaser of the Shares is made freely and voluntarily by the Seller.  The Seller, in selling the Shares to the Purchaser, is not acting under fraud, duress, menace or undue influence.

4.  Purchaser’s Representations and Warranties.  The Purchaser represents and warrants to the Seller and covenants with the Seller the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of the Seller pursuant hereto:

4.1  Validity of Agreement.  This Agreement is valid and obligates the Purchaser.  The Purchaser has full and complete power and authority to purchase the Shares, as contemplated by the provisions of this Agreement.

4.2  Brokerage and Finder's Fees.  The Purchaser has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transaction contemplated by the provisions of this Agreement.

4.3   Voluntary Nature of Transaction. The Purchaser’s purchase of the Shares is made freely and voluntarily by the Purchaser.  The Purchaser, in purchasing the Shares, is not acting under fraud, duress, menace or undue influence.

5. Governing Law; Venue.  This Agreement has been executed in and shall be governed by the laws of the State of Nevada. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the County of Clark, Nevada and each party hereby waives any right to object to the convenience of such venue.

6. Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties to this Agreement with respect to the subject matter hereof and contains all the covenants and agreements between said parties with respect thereto, and each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party which are not embodied herein, and that any other agreement, statement, or promise concerning the subject matter set forth in this Agreement shall be of no force or effect except in a subsequent modification in writing signed by the party to be charged.

7. Severability.  In the event any part of this Agreement, for any reason, is declared to be invalid, such decision shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties to this Agreement that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter declared invalid.

8. Further Assurance.  Each party to this Agreement hereby agrees to take any and all action necessary or appropriate to execute and discharge its responsibilities and obligations created pursuant to the provisions of this Agreement and to further effectuate and carry out the intents and purposes of this Agreement and the transactions contemplated hereby.

9. Execution in Counterparts and Facsimile Signatures.  This Agreement may be executed in several counterparts and, when so executed, it shall constitute one agreement binding all parties to this Agreement, notwithstanding that all parties to this Agreement are not signatory to the original and same counterpart.  This Agreement may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

10. Representation by Counsel. All parties have been advised of their rights to obtain independent counsel. All parties are either represented by independent counsel or hereby specifically waive the right to counsel. Each party represents, warrants, and covenants that such party executes this Agreement acting on its own independent judgment or upon the advice of such party's counsel, without any representation, express or implied, of any kind from any other party, except as specified expressly in this Agreement.

11. Successors and Assigns.  This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties hereto.  No provisions of this paragraph, however, shall be a consent to the assignment or delegation by any party to this Agreement of its respective rights and obligations created pursuant to the provisions of this agreement.

12. Recovery of Litigation Costs.  If any legal or equitable action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement of the date first above written.

SELLER

/s/ Brittany Prager
Brittany Prager

PURCHASER
Landsdowne Row Limited

By:           /s/ Lachlan Williams
Name:      Lachlan Williams
Title:        Director